NEWS 1 www.facebook.com/ford www.medium.com/@ford www.twitter.com/ford www.instagram.com/ford Ford’s Expectations for Better Full-Year 2021 Operating Results Driven by Strong Order Bank, Improving Semiconductor Supplies • Company reports Q2 revenue of $26.8 billion, net income of $561 million and adjusted EBIT of $1.1 billion • Raises anticipated full-year 2021 adjusted EBIT and adjusted free cash flow, respectively, to between $9 billion and $10 billion and between $4 billion and $5 billion • Says U.S. customer-sold order bank exiting Q2 more than 7X a year ago, with new models to come – sales ‘’spring loaded’’ for growth when semiconductor supplies normalize DEARBORN, Mich., July 28, 2021 – Ford delivered better-than-expected operating results in the second quarter of 2021, further rolling out its plan for the company’s future, Ford+, while managing through semiconductor supply shortages. “Ford+ is about creating distinctive products and services, always-on customer relationships and user experiences that keep improving,” said Jim Farley, Ford’s president and CEO. “And it’s already happening – there are great examples everywhere you turn at Ford, and the benefits for our customers and company will really stack up over time.” Company Key Metrics Summary

2 Among Ford+ achievements during Q2, Farley pointed to: • Mustang Mach-E, already ranking No. 2 in sales among all-electric sport utility vehicles in the United States just seven months after shipments to customers began and recently named “Electric Vehicle of the Year” by Car and Driver magazine • F-150 Lightning – an electric version of the most popular vehicle in the U.S. for more than 40 years – generating 120,000 reservations since its unveiling in May, about three-quarters of them from customers who are new to Ford • The Maverick, an upcoming five-passenger small pickup with a targeted EPA-estimated rating of 40 miles per gallon in the city and a price that starts at less than $20,000 • Ford Pro, the new standalone commercial vehicle services and distribution business, adding seamless EV charging and energy-management services in June with Ford’s acquisition of Electriphi • The proprietary Blue Oval Intelligence software stack initiating over-the-air software updates to customer vehicles, with more than 95% of Mustang Mach-E owners opting in for the service, updates delivered to more than 150,000 vehicles of all types so far this year, and four times the number of OTAs expected to be performed by the end of 2021, and • Ford, Argo AI and Lyft – in an industry-first collaboration – announcing last week they will deploy Ford driverless vehicles on the Lyft network, starting later this year in Miami. Regional Highlights

3 Ford’s Q2 Adjusted EBIT Solid Despite Sequential Drop in Auto Volume In April, with the semiconductor situation worsening, Ford said it expected to lose about 50% of its planned second-quarter production, which would have resulted in a loss in the period. In fact, Ford did better than expected, leveraging strong demand to optimize revenue and profits through lower incentives and a favorable mix of vehicles, which generated companywide adjusted earnings before interest and taxes of $1.1 billion. With virtually all of the auto industry’s worldwide manufacturing shut down by the global pandemic for much of second-quarter 2020, Ford’s automotive business grew in the most recent period against key financial measures on a year-over-year basis. Second-quarter cash flow from operations was $756 million. Adjusted free cash flow for the period was negative $5.1 billion, reflecting the expected greater effect of semiconductor-related volume losses on FCF than EBIT because of adverse working capital and timing differences. Cash and liquidity remain very strong – $25.1 billion and $41.0 billion, respectively, at the end of the quarter. “We’re on a new path, with the Ford+ plan, financial flexibility and a resolve to make us an even stronger company,” said CFO John Lawler. “We’re developing connected, high-quality vehicles and services that are great for customers and profitable for Ford.” Ford’s auto business in North America delivered positive EBIT in the quarter on a year-over- year increase of $1.1 billion. Exiting the second quarter, the combined U.S. customer-sold retail order bank for Mustang Mach-E and other Ford vehicles was seven times larger than at the same point in 2020. With additional current and anticipated demand for models including the Bronco SUV and, later, Maverick and F-150 Lightning pickups, Farley said the business is “spring loaded” for a rebound when semiconductor supplies stabilize and more closely match demand. Strategic turnarounds of company business units outside of North America remain on track. Aggregate second-quarter EBIT in those regions improved by $828 million year-over-year, but was down from Q1. The sequential drop was primarily attributable to a 35% sequential decline in wholesales in Europe related to semiconductor availability. Ford’s transformation in Europe is supported by persistent, growing strength with commercial customers, now through Ford Pro, and major investments in electric vehicles. The spending on EVs includes $1 billion for a new manufacturing center rising in Cologne, the planned spring 2022 regional launch of E-Transit commercial vans, and a forthcoming all-electric light commercial vehicle that will be built in Romania. The Lincoln brand continued to play a major role in improved company performance in China, recording its highest ever quarterly retail sales in Q2. Ninety-seven percent of Lincoln’s volume is now made in-country, lowering production costs. In fact, Lincoln ranked No. 1 in JD Power’s 2021 China Sales Satisfaction Index Study, unseating Audi, which had held the top spot for 11 years. Ford’s appeal with commercial customers in China continues to grow. Commercial vehicles accounted for 52% of overall sales mix. Later this year, Ford China will introduce a locally built version of the Mustang Mach-E. In South America, Ford is executing the transformation plan announced there in January. The plan is based on reducing business risks in the region with an asset-light model centered on strengths with Ranger pickups, Transit commercial vans, and selected imported vehicles like the Bronco Sport and Mustang Mach 1.

The company's **International Markets Group** delivered another solid quarter, leveraging its strengths with Ranger pickups and Everest SUVs.

In addition to the new collaboration with Argo AI and Lyft, Ford's **Mobility** business expects to benefit from Argo's recent introduction of its own Lidar technology. Farley said capabilities of the Argo Lidar are expected to enable the expansion of autonomous-vehicle services beyond dense urban areas, in the process creating a competitive advantage for Argo and Ford.

Ford Credit delivered record quarterly earnings before taxes of $1.6 billion. Among new capabilities inspired by Ford+, the business is launching Ford Pro FinSimple to provide commercial customers with bundled financing for vehicles, services and EV charging.

Outlook

Lawler said that Ford has raised its expectation for full-year adjusted EBIT by about $3.5 billion, to between $9 billion and $10 billion. Volume is expected to increase by about 30% sequentially from the first to the second half of the year, driving an improvement in market factors net of production costs.

The volume benefit is anticipated to be offset by higher commodity costs, investments in the Ford+ plan and lower earnings by Ford Credit, among other factors, with second-half adjusted EBIT lower than in the first half. The half-to-half comparison is also affected by a $902 million non-cash gain on Ford's investment in Rivian that was booked in first-quarter 2021.

Additionally, the company has lifted its target for full-year adjusted free cash flow to between $4 billion and $5 billion, supported by expected favorable second-half working capital as vehicle production increases with anticipated improvement in availability of semiconductors.

Ford plans to report its third-quarter 2021 financial results on Oct. 27.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, that is committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for and deepen the loyalty of those customers. Ford designs, manufactures, markets and services a full line of connected, increasingly electrified passenger and commercial vehicles: Ford trucks, utility vehicles, vans and cars, and Lincoln luxury vehicles. The company is pursuing leadership positions in electrification, connected vehicle services and mobility solutions, including self-driving technology, and provides financial services through Ford Motor Credit Company. Ford employs about 182,000 people worldwide. More information about the company, its products and Ford Motor Credit Company is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed Income Investment Community	Shareholder Inquiries
T.R. Reid	Lynn Antipas Tyson	Karen Rocoff	1.800.555.5259 or
1.313.319.6683	1.914.485.1150	1.313.621.0965	1.313.845.8540
treid22@ford.com	ltyson4@ford.com	krocoff@ford.com	stockinf@ford.com

4

5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2021 second-quarter financial results at 4:05 p.m. ET on Wednesday, July 28. Following the release, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and Marion Harris, CEO, Ford Motor Credit, will host a conference call at 5:00 p.m. ET to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will have the opportunity to ask questions on the call. Ford Second-Quarter Earnings Call: Wednesday, July 28, at 5:00 p.m. ET Toll-Free: 877.870.8664 International: +1.970.297.2423 Passcode: Ford Earnings Web: shareholder.ford.com Replay Available after 8:00 p.m. ET on July 28 and through Aug. 4 Web: shareholder.ford.com Toll-Free: 855.859.2056 International: +1.404.537.3406 Conference ID: 7590793 The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the July 28, 2021, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule, and a shortage of key components, such as semiconductors, can disrupt Ford’s production of vehicles; • Ford’s long-term competitiveness depends on the successful execution of its Plan; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, or new business strategies; • Operational systems, security systems, and vehicles could be affected by cyber incidents and other disruptions; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor issues, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and mobility services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and mobility industries; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events, including tariffs; • Industry sales volume in any of Ford’s key markets can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed;

7 • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans to comply with safety, emissions, fuel economy, autonomous vehicle, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2020 2021 First Half (unaudited) Cash flows from operating activities Net income/(loss) $ (875) $ 3,815 Depreciation and tooling amortization 4,802 3,639 Other amortization (590) (715) Provision for credit and insurance losses 779 (196) Pension and other postretirement employee benefits (“OPEB”) expense/(income) (454) (808) Equity investment dividends received in excess of (earnings)/losses 169 52 Foreign currency adjustments 113 222 Net unrealized (gain)/loss on Other Investments 8 (917) Net (gain)/loss on changes in investments in affiliates (3,480) (332) Stock compensation 107 183 Provision for deferred income taxes 655 345 Decrease/(Increase) in finance receivables (wholesale and other) 9,772 10,465 Decrease/(Increase) in accounts receivable and other assets 220 (905) Decrease/(Increase) in inventory 66 (2,929) Increase/(Decrease) in accounts payable and accrued and other liabilities (2,485) (6,438) Other (165) (233) Net cash provided by/(used in) operating activities 8,642 5,248 Cash flows from investing activities Capital spending (2,955) (2,881) Acquisitions of finance receivables and operating leases (27,113) (23,959) Collections of finance receivables and operating leases 22,923 26,782 Proceeds from sale of business 1,340 144 Purchases of marketable securities and other investments (19,624) (17,593) Sales and maturities of marketable securities and other investments 10,804 23,853 Settlements of derivatives 73 (205) Other 337 37 Net cash provided by/(used in) investing activities (14,215) 6,178 Cash flows from financing activities Cash payments for dividends and dividend equivalents (596) (3) Purchases of common stock — — Net changes in short-term debt (789) 890 Proceeds from issuance of long-term debt 44,303 11,688 Principal payments on long-term debt (23,345) (26,683) Other (182) (90) Net cash provided by/(used in) financing activities 19,391 (14,198) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (378) (1) Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 13,440 $ (2,773) Cash, cash equivalents, and restricted cash at beginning of period $ 17,741 $ 25,935 Net increase/(decrease) in cash, cash equivalents, and restricted cash 13,440 (2,773) Cash, cash equivalents, and restricted cash at end of period $ 31,181 $ 23,162

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended June 30, 2020 2021 2020 2021 Second Quarter First Half (unaudited) Revenues Automotive $ 16,625 $ 24,128 $ 47,967 $ 57,682 Ford Credit 2,739 2,603 5,706 5,266 Mobility 7 21 18 32 Total revenues 19,371 26,752 53,691 62,980 Costs and expenses Cost of sales 17,932 22,904 48,454 52,201 Selling, administrative, and other expenses 1,965 2,877 4,397 5,720 Ford Credit interest, operating, and other expenses 2,233 993 5,157 2,617 Total costs and expenses 22,130 26,774 58,008 60,538 Operating income/(loss) (2,759) (22) (4,317) 2,442 Interest expense on Company debt excluding Ford Credit 450 453 677 926 Other income/(loss), net 4,318 1,159 4,998 3,031 Equity in net income/(loss) of affiliated companies (25) 51 (66) 130 Income/(Loss) before income taxes 1,084 735 (62) 4,677 Provision for/(Benefit from) income taxes (34) 182 813 862 Net income/(loss) 1,118 553 (875) 3,815 Less: Income/(Loss) attributable to noncontrolling interests 1 (8) 1 (8) Net income/(loss) attributable to Ford Motor Company $ 1,117 $ 561 $ (876) $ 3,823 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ 0.28 $ 0.14 $ (0.22) $ 0.96 Diluted income/(loss) 0.28 0.14 (0.22) 0.95 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 3,975 3,992 3,969 3,986 Diluted shares 3,992 4,028 3,969 4,022

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 June 30, 2021 (unaudited) ASSETS Cash and cash equivalents $ 25,243 $ 22,955 Marketable securities 24,718 18,081 Ford Credit finance receivables, net of allowance for credit losses of $394 and $341 42,401 34,339 Trade and other receivables, less allowances of $84 and $55 9,993 8,750 Inventories 10,808 13,593 Other assets 3,581 3,557 Total current assets 116,744 101,275 Ford Credit finance receivables, net of allowance for credit losses of $911 and $720 55,277 51,836 Net investment in operating leases 27,951 27,562 Net property 37,083 36,723 Equity in net assets of affiliated companies 4,901 4,582 Deferred income taxes 12,423 12,271 Other assets 12,882 14,283 Total assets $ 267,261 $ 248,532 LIABILITIES Payables $ 22,204 $ 18,593 Other liabilities and deferred revenue 23,645 18,869 Debt payable within one year Company excluding Ford Credit 1,374 2,136 Ford Credit 49,969 43,876 Total current liabilities 97,192 83,474 Other liabilities and deferred revenue 28,379 28,586 Long-term debt Company excluding Ford Credit 22,633 23,776 Ford Credit 87,708 77,129 Deferred income taxes 538 783 Total liabilities 236,450 213,748 EQUITY Common Stock, par value $0.01 per share (4,041 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,290 22,408 Retained earnings 18,243 22,062 Accumulated other comprehensive income/(loss) (8,294) (8,268) Treasury stock (1,590) (1,579) Total equity attributable to Ford Motor Company 30,690 34,664 Equity attributable to noncontrolling interests 121 120 Total equity 30,811 34,784 Total liabilities and equity $ 267,261 $ 248,532

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Automotive and Mobility reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended June 30, 2021			
	First Half			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income	$ 1,319	$ 2,496	$ —	$ 3,815
Depreciation and tooling amortization	2,862	777	—	3,639
Other amortization	67	(782)	—	(715)
Provision for credit and insurance losses	1	(197)	—	(196)
Pension and OPEB expense/(income)	(808)	—	—	(808)
Equity investment dividends received in excess of (earnings)/losses	54	(2)	—	52
Foreign currency adjustments	164	58	—	222
Net unrealized (gain)/loss on Other Investments	(917)	—	—	(917)
Net (gain)/loss on changes in investments in affiliates	(331)	(1)	—	(332)
Stock compensation	180	3	—	183
Provision for deferred income taxes	426	(81)	—	345
Decrease/(Increase) in finance receivables (wholesale and other)	—	10,465	—	10,465
Decrease/(Increase) in intersegment receivables/payables	(967)	967	—	—
Decrease/(Increase) in accounts receivable and other assets	(1,029)	124	—	(905)
Decrease/(Increase) in inventory	(2,929)	—	—	(2,929)
Increase/(Decrease) in accounts payable and accrued and other liabilities	(6,141)	(297)	—	(6,438)
Other	(195)	(38)	—	(233)
Interest supplements and residual value support to Ford Credit	(1,144)	1,144	—	—
Net cash provided by/(used in) operating activities	$ (9,388)	$ 14,636	$ —	$ 5,248

Cash flows from investing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (2,862)	$ (19)	$ —	$ (2,881)
Acquisitions of finance receivables and operating leases	—	(23,959)	—	(23,959)
Collections of finance receivables and operating leases	—	26,782	—	26,782
Proceeds from sale of business	144	—	—	144
Purchases of marketable and other investments	(11,595)	(5,998)	—	(17,593)
Sales and maturities of marketable securities and other investments	15,061	8,792	—	23,853
Settlements of derivatives	(158)	(47)	—	(205)
Other	37	—	—	37
Investing activity (to)/from other segments	5,000	(19)	(4,981)	—
Net cash provided by/(used in) investing activities	$ 5,627	$ 5,532	$ (4,981)	$ 6,178

Cash flows from financing activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (3)	$ —	$ —	$ (3)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(175)	1,065	—	890
Proceeds from issuance of long-term debt	2,300	9,388	—	11,688
Principal payments on long-term debt	(158)	(26,525)	—	(26,683)
Other	(61)	(29)	—	(90)
Financing activity to/(from) other segments	19	(5,000)	4,981	—
Net cash provided by/(used in) financing activities	$ 1,922	$ (21,101)	$ 4,981	$ (14,198)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ (19)	$ 18	$ —	$ (1)

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12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended June 30, 2021 Second Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 24,149 $ 2,603 $ 26,752 Total costs and expenses 25,781 993 26,774 Operating income/(loss) (1,632) 1,610 (22) Interest expense on Company debt excluding Ford Credit 453 — 453 Other income/(loss), net 1,155 4 1,159 Equity in net income/(loss) of affiliated companies 42 9 51 Income/(Loss) before income taxes (888) 1,623 735 Provision for/(Benefit from) income taxes 210 (28) 182 Net income/(loss) (1,098) 1,651 553 Less: Income/(Loss) attributable to noncontrolling interests (8) — (8) Net income/(loss) attributable to Ford Motor Company $ (1,090) $ 1,651 $ 561 For the period ended June 30, 2021 First Half Company excluding Ford Credit Ford Credit Consolidated Revenues $ 57,714 $ 5,266 $ 62,980 Total costs and expenses 57,921 2,617 60,538 Operating income/(loss) (207) 2,649 2,442 Interest expense on Company debt excluding Ford Credit 926 — 926 Other income/(loss), net 3,109 (78) 3,031 Equity in net income/(loss) of affiliated companies 116 14 130 Income/(Loss) before income taxes 2,092 2,585 4,677 Provision for/(Benefit from) income taxes 773 89 862 Net income/(loss) 1,319 2,496 3,815 Less: Income/(Loss) attributable to noncontrolling interests (8) — (8) Net income/(loss) attributable to Ford Motor Company $ 1,327 $ 2,496 $ 3,823

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	June 30, 2021			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 9,017	$ 13,938	$ —	$ 22,955
Marketable securities	16,026	2,055	—	18,081
Ford Credit finance receivables, net	—	34,339	—	34,339
Trade and other receivables, net	4,034	4,716	—	8,750
Inventories	13,593	—	—	13,593
Other assets	2,374	1,183	—	3,557
Receivable from other segments	125	903	(1,028)	—
Total current assets	45,169	57,134	(1,028)	101,275
Ford Credit finance receivables, net	—	51,836	—	51,836
Net investment in operating leases	1,325	26,237	—	27,562
Net property	36,504	219	—	36,723
Equity in net assets of affiliated companies	4,449	133	—	4,582
Deferred income taxes	12,044	228	(1)	12,271
Other assets	12,007	2,276	—	14,283
Receivable from other segments	—	35	(35)	—
Total assets	$ 111,498	$ 138,098	$ (1,064)	$ 248,532

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 17,579	$ 1,014	$ —	$ 18,593
Other liabilities and deferred revenue	17,558	1,311	—	18,869
Debt payable within one year	2,136	43,876	—	46,012
Payable to other segments	1,028	—	(1,028)	—
Total current liabilities	38,301	46,201	(1,028)	83,474
Other liabilities and deferred revenue	27,388	1,198	—	28,586
Long-term debt	23,776	77,129	—	100,905
Deferred income taxes	284	500	(1)	783
Payable to other segments	35	—	(35)	—
Total liabilities	$ 89,784	$ 125,028	$ (1,064)	$ 213,748

13

14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net Income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) significant personnel expenses, dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses.. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of the underlying run rate of our business. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, global redesign (including separations), and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share Memo: 2020 2021 2020 2021 FY 2020 Net income / (loss) attributable to Ford (GAAP) 1,117$ 561$ (876)$ 3,823$ (1,279)$ Income / (Loss) attributable to noncontrolling interests 1 (8) 1 (8) 3 Net income / (loss) 1,118$ 553$ (875)$ 3,815$ (1,276)$ Less: (Provision for) / Benefit from income taxes 34 (182) (813) (862) (160) Income / (Loss) before income taxes 1,084$ 735$ (62)$ 4,677$ (1,116)$ Less: Special items pre-tax 3,480 106 3,193 (295) (2,246) Income / (Loss) before special items pre-tax (2,396)$ 629$ (3,255)$ 4,972$ 1,130$ Less: Interest on debt (450) (453) (677) (926) (1,649) Adjusted EBIT (Non-GAAP) (1,946)$ 1,082$ (2,578)$ 5,898$ 2,779$ Memo: Revenue ($B) 19.4$ 26.8$ 53.7$ 63.0$ 127.1$ Net income / (loss) margin (GAAP) (%) 5.8% 2.1% (1.6)% 6.1% (1.0)% Adjusted EBIT margin (%) (10.0)% 4.0% (4.8)% 9.4% 2.2% Second Quarter First Half 2020 2021 2020 2021 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) 1,117$ 561$ (876)$ 3,823$ Less: Impact of pre-tax and tax special items 2,525 50 1,451 (252) Adjusted net income - diluted (Non-GAAP) (1,408)$ 511$ (2,327)$ 4,075$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 3,975 3,992 3,969 3,986 Net dilutive options, unvested restricted stock units and unvested restricted stock shares* 17 36 - 36 Diluted shares 3,992 4,028 3,969 4,022 Earnings / (Loss) per share - diluted (GAAP) 0.28$ 0.14$ (0.22)$ 0.95$ Less: Net impact of adjustments 0.63 0.01 0.37 (0.06) Adjusted earnings per share - diluted (Non-GAAP) (0.35)$ 0.13$ (0.59)$ 1.01$ Second Quarter First Half * In the first half of 2020, there were 25 million shares excluded from the calculation of diluted earnings / (loss) per share, due to their anti-dilutive effect

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2021 Q2	2021 First Half	Memo: Full Year 2020
Pre-Tax Results ($M)			
Income / (Loss) before income taxes (GAAP)	$ 735	$ 4,677	$ (1,116)
Less: Impact of special items	106	(295)	(2,246)
Adjusted earnings before taxes (Non-GAAP)	$ 629	$ 4,972	$ 1,130
Taxes ($M)			
(Provision for) / Benefit from income taxes (GAAP)	$ (182)	$ (862)	$ (160)
Less: Impact of special items	(56)	43	(670) *
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (126)	$ (905)	$ 510
Tax Rate (%)			
Effective tax rate (GAAP)	24.8%	18.4%	(14.3)%
Adjusted effective tax rate (Non-GAAP)	20.0%	18.2%	(45.1)%

* Full Year 2020 includes $(1.3)B expense related to the establishment of valuation allowances against primarily U.S. tax credits

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q1 2020	Q2 2020	Q3 2020	Q4 2020	Q1 2021	Q2 2021	First Half 2020	First Half 2021
Net cash provided by / (used in) operating activities (GAAP)	$ (473)	$ 9,115	$11,088	$ 4,539	$ 4,492	$ 756	$ 8,642	$ 5,248
Less: Items Not Included in Company Adjusted Free Cash Flows								
Ford Credit operating cash flows	201	13,964	4,417	3,010	4,998	9,638	14,165	14,636
Funded pension contributions	(175)	(107)	(147)	(141)	(229)	(164)	(282)	(393)
Global Redesign (including separations)	(172)	(99)	(105)	(127)	(345)	(970)	(271)	(1,315)
Ford Credit tax payments / (refunds) under tax sharing agreement	407	18	44	8	4	-	425	4
Other, net	(15)	(178)	(431)	(214)	77	(260)	(193)	(183)
Add: Items Included in Company Adjusted Free Cash Flows								
Automotive and Mobility capital spending	(1,770)	(1,165)	(1,247)	(1,520)	(1,358)	(1,504)	(2,935)	(2,862)
Ford Credit distributions	343	826	831	1,290	1,000	4,000	1,169	5,000
Settlement of derivatives	(28)	64	(336)	129	(25)	(133)	36	(158)
Company adjusted free cash flow (Non-GAAP)	$ (2,174)	$ (4,758)	$ 6,558	$ 1,902	$ (396)	$ (5,125)	$ (6,932)	$ (5,521)

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17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q2 2020 Ending Q2 2021 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford (2.1)$ 3.4$ Add: Non-controlling interest (0.0) (0.0) Less: Income tax 0.4 (0.2) Add: Cash tax (0.4) (0.5) Less: Interest on debt (1.2) (1.9) Less: Total pension / OPEB income / (cost) (2.0) (0.7) Add: Pension / OPEB service costs (1.1) (1.1) Net operating profit / (loss) after cash tax (0.8)$ 4.6$ Less: Special items (excl. pension / OPEB) pre-tax 1.4 (4.2) Adj. net operating profit / (loss) after cash tax (2.1)$ 8.7$ Invested Capital Equity 30.9$ 34.8$ Redeemable non-controlling interest - - Debt (excl. Ford Credit) 40.0 25.9 Net pension and OPEB liability 11.8 11.5 Invested capital (end of period) 82.6$ 72.2$ Average invested capital 67.9$ 72.8$ ROIC* (1.1)% 6.3% Adjusted ROIC (Non-GAAP)** (3.1)% 12.0% * Calculated as the sum of net operating profit/(loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters ** Calculated as the sum of adjusted net operating profit/(loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

Special Items ($B)

	Second Quarter		First Half	
	2020	2021	2020	2021
<u>Global Redesign</u>				
South America	$ (0.0)	$ (0.1)	$ (0.0)	$ (0.5)
Europe	(0.1)	(0.2)	(0.2)	(0.3)
Russia	(0.0)	0.0	0.0	0.0
China (including Taiwan)	(0.0)	0.2	(0.0)	0.2
India	(0.0)	-	(0.0)	-
Separations and Other (not included above)	(0.0)	(0.0)	(0.0)	(0.0)
Subtotal Global Redesign	$ (0.1)	$ (0.1)	$ (0.2)	$ (0.6)
<u>Other Items</u>				
NA Hourly Buyouts	$ -	$ (0.0)	$ (0.2)	$ (0.0)
Gain on transaction with Argo AI	3.5	-	3.5	-
Transit Connect Customs Ruling	(0.0)	-	(0.0)	-
Subtotal Other Items	$ 3.5	$ (0.0)	$ 3.2	$ (0.0)
<u>Pension and OPEB Gain / (Loss)</u>				
Pension and OPEB remeasurement	$ 0.1	$ 0.3	$ 0.2	$ 0.3
Pension Settlements & Curtailments	-	(0.0)	(0.0)	(0.0)
Subtotal Pension and OPEB Gain / (Loss)	$ 0.1	$ 0.3	$ 0.2	$ 0.3
Total EBIT Special Items	$ 3.5	$ 0.1	$ 3.2	$ (0.3)
Cash Effects of Global Redesign (Incl. Separations)	$ (0.1)	$ (1.0)	$ (0.3)	$ (1.3)

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19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended June 30, 2020 2021 2020 2021 Second Quarter First Half (unaudited) Financing revenue Operating leases $ 1,401 $ 1,367 $ 2,860 $ 2,747 Retail financing 941 1,004 1,917 1,994 Dealer financing 341 187 826 473 Other financing 27 13 49 27 Total financing revenue 2,710 2,571 5,652 5,241 Depreciation on vehicles subject to operating leases (990) (191) (2,042) (759) Interest expense (839) (680) (1,823) (1,484) Net financing margin 881 1,700 1,787 2,998 Other revenue Insurance premiums earned 34 17 81 44 Fee based revenue and other 49 53 92 73 Total financing margin and other revenue 964 1,770 1,960 3,115 Expenses Operating expenses 305 322 667 665 Provision for credit losses 93 (166) 679 (206) Insurance expenses 60 4 66 9 Total expenses 458 160 1,412 468 Other income/(loss), net 37 13 25 (62) Income before income taxes 543 1,623 573 2,585 Provision for/(Benefit from) income taxes 67 (28) 103 89 Net income $ 476 $ 1,651 $ 470 $ 2,496

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2020 June 30, 2021 (unaudited) ASSETS Cash and cash equivalents $ 14,349 $ 13,938 Marketable securities 4,860 2,055 Finance receivables, net Retail installment contracts, dealer financing, and other financing 97,043 83,775 Finance leases 8,027 7,748 Total finance receivables, net of allowance for credit losses of $1,305 and $1,061 105,070 91,523 Net investment in operating leases 26,655 26,237 Notes and accounts receivable from affiliated companies 853 433 Derivative financial instruments 2,601 1,786 Assets held-for-sale 36 9 Other assets 3,705 2,830 Total assets $ 158,129 $ 138,811 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,087 $ 1,026 Affiliated companies 490 591 Total accounts payable 1,577 1,617 Debt 137,677 121,005 Deferred income taxes 504 500 Derivative financial instruments 524 449 Other liabilities and deferred revenue 2,280 2,170 Total liabilities 142,562 125,741 SHAREHOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (478) (471) Retained earnings 10,818 8,314 Total shareholder’s interest 15,567 13,070 Total liabilities and shareholder’s interest $ 158,129 $ 138,811

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended June 30, 2020 2021 First Half (unaudited) Cash flows from operating activities Net income $ 470 $ 2,496 Adjustments to reconcile net income to net cash provided in operations Provision for credit losses 679 (206) Depreciation and amortization 2,436 1,116 Amortization of upfront interest supplements (1,048) (1,166) Net change in finance and wholesale receivables held-for-sale (74) — Net change in deferred income taxes 65 (81) Net change in other assets (27) 548 Net change in other liabilities (383) (69) All other operating activities (9) 76 Net cash provided by/(used in) operating activities 2,109 2,714 Cash flows from investing activities Purchases of finance receivables (20,424) (17,194) Principal collections of finance receivables 19,377 21,320 Purchases of operating lease vehicles (5,063) (5,943) Proceeds from termination of operating lease vehicles 4,022 5,998 Net change in wholesale receivables and other short-duration receivables 9,953 10,565 Proceeds from sale of business 1,340 — Purchases of marketable securities (4,139) (5,998) Proceeds from sales and maturities of marketable securities 2,425 8,792 Settlements of derivatives 37 (47) All other investing activities (31) (39) Net cash provided by / (used in) investing activities 7,497 17,454 Cash flows from financing activities Proceeds from issuances of long-term debt 20,146 9,388 Principal payments on long-term debt (22,965) (26,525) Change in short-term debt, net (1,668) 1,065 Cash distributions to parent (1,169) (5,000) All other financing activities (41) (29) Net cash provided by/(used in) financing activities (5,697) (21,101) Effect of exchange rate changes on cash, cash equivalents and restricted cash (174) 18 Net increase / (decrease) in cash, cash equivalents and restricted cash $ 3,735 $ (915) Cash, cash equivalents and restricted cash at beginning of period $ 9,268 $ 14,996 Net increase / (decrease) in cash, cash equivalents and restricted cash 3,735 (915) Cash, cash equivalents and restricted cash at end of period $ 13,003 $ 14,081